Exhibit 99.1

Investor Contact: Robert Jaffe rjaffe@rjaffeco.com 424.288.4098

NANTHEALTH REPORTS 2020 FIRST QUARTER FINANCIAL RESULTS

•	Q1 Financial Highlights 2020 vs 2019:

•	SaaS revenue was $18.1 million, up 2%

•	Total gross margin increased to 60% from 49%

•	Appointed Deanna L. Wise, Senior Vice President and Chief Information Officer for Banner Health, to Board of Directors

•	Completed Sale of Connected Care Business in February 2020, which generated a partial quarter of revenues of $1.2 million

Culver City, Calif. - May 7, 2020 - NantHealth, Inc. (NASDAQ-GS: NH), a next-generation, evidence-based, personalized healthcare company, today reported financial results for its first quarter ended March 31, 2020.

In February 2020, NantHealth completed the sale of its Connected Care Business for $47.25 million. Accordingly, the company has classified the current and prior period operating results of its Connected Care Business as discontinued operations. The financial results presented below represent the company’s continuing operations.

“During the first quarter of 2020, we made progress on a number of fronts,” said Ron Louks, Chief Operating Officer, NantHealth. “Operationally, we completed the sale of our Connected Care Business, which significantly increased our cash position and further streamlined our operations. Financially, we grew SaaS revenue, substantially increased gross margin and lowered operating expenses compared with the same quarter last year. We also implemented a number of steps to ensure the safety of our employees in response to the COVID-19 pandemic and our team has responded with resilience and dedication to the providers and payer communities that we are proud to serve.

“In addition, we strengthened our leadership team by adding Deanna Wise to our board of directors. Deanna brings extensive clinical Information Technology (IT) experience in the hospital and healthcare industry. We look forward to benefitting from Deanna’s insights and expertise, particularly in helping shape our future operations and strategic direction.”

Software and Services Highlights:

•	Clinical Decision Support (Eviti®):

•
In January, presented Eviti Connect real world data on treatment patterns for patients with advanced colorectal cancer (CRC) at the 2020 Gastrointestinal Cancer Symposium sponsored by the American Society of Clinical Oncology (ASCO). The ability to identify treatment patterns through data analysis can provide unique and critical information to pharma, payers and provider networks to optimize treatment strategies

•	In January, signed a three-year renewal agreement with one of the largest non-profit rural health plans in the U.S., as previously announced

•
Signed an agreement with a leading U.S. health insurance company to roll out Eviti Connect across their Medicaid population to additional states, as previously announced. In addition to the pilot states, four of the added states are now live with Eviti Connect, and implementation is underway across three more states, with the remaining states scheduled to go live in the third quarter

•	Deployed significant workflow and database enhancements to the Eviti platform including:

◦
Warning notifications: allows users to configure a warning and/or deviation notification to alert the submitter when a drug does not comply with the preferred drug program, saving review cycle time and ensuring patients receive correct care

◦	Payer-customized messaging: allows users to indicate when specific data is required in order to complete the Patient Insurance ID field, reducing submission delays

•	Payer Engagement (NaviNet®):

•
In January, added new payer customer, The Health Plan, servicing members in Ohio and West Virginia, as previously reported. The 5-year agreement includes NaviNet Open as a key component of The Health Plan’s payer-provider collaboration strategy

•
Launched significant enhancements to the NaviNet Open platform, including AllPayer self-service subscription management workflow. This new storefront, an addition to the NaviNet AllPayer solution, enables the provider office to quickly create and manage subscriptions for our AllPayer offerings, allowing providers to expand their NaviNet access to nearly all health plans offered to their patients

Precision Medicine - Highlights:

•
In January, presented GPS Cancer platform data revealing increased opportunities for HER2 directed therapy in colorectal cancer patients at the 2020 Gastrointestinal Cancer Symposium sponsored by the American Society of Clinical Oncology (ASCO), as reported previously. The data showed that up to 40% more patients may be eligible for HER2 directed therapies, which have implications for drug development and clinical trials

Artificial Intelligence - Highlights:

•
In January, NantHealth and NantOmics presented an initial report on a novel artificial intelligence (AI) platform for aiding pathologists in image-based lung cancer subtyping at the Society for Imaging Science and Technology’s International Symposium on Electronic Imaging 2020, as reported previously. This novel machine vision software platform accurately subtypes lung cancer pathology and achieves high concordance with analysis performed by trained medical pathologists.

•
In February, NantHealth and NantOmics announced the publication of a peer-reviewed study in Breast Cancer Research, a Springer Nature journal, on a novel AI technique in breast cancer, as reported previously. The study reports on a novel deep-learning system of digital pathology images and omics data used together to more precisely identify mechanisms of therapy resistance.

Business and Financial Highlights

•
For the 2020 first quarter, total net revenue was $18.2 million, which included $18.1 million of SaaS revenue. This compares with 2019 first quarter total net revenue of $20.2 million, which included $17.8 million of SaaS revenue and $1.6 million of home health care services revenue, a business the Company divested on June 7, 2019.

•
Gross profit increased to $11.0 million, or 60% of total net revenue, compared with $9.9 million, or 49% of total net revenue, for the prior year period. The increase was primarily driven by continued growth of the Company’s higher margin SaaS business, the divestiture of lower margin businesses and overall cost management.

•
Selling, general and administrative (SG&A) expenses declined to $12.4 million from $15.3 million in 2019 first quarter, mainly driven by ongoing cost management efforts and efficiencies in overall processes. Research and development (R&D) expenses decreased to $3.6 million from $3.9 million.

•	Net loss from continuing operations, net of tax, was $8.9 million, or $0.08 per share, compared with $19.6 million, or $0.18 per share, for the 2019 first quarter.

•
On a non-GAAP basis, net loss from continuing operations was $6.1 million, or $0.06 per share, down from $10.6 million, or $0.10 per share, for the first quarter of last year. The improvement reflects the company’s ongoing efforts to manage costs, growth of its SaaS business and better overall financial performance.

•	At March 31, 2020, cash and cash equivalents totaled $47.5 million.

Conference Call Information and Forward-Looking Statements
Later today, the company will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) to review its results of operations for the first quarter ended March 31, 2020. The conference call will be available to interested parties by dialing 844-309-3709 from the U.S. or Canada, or 281-962-4864 from international locations, passcode 2797775. The call will be broadcast via the Internet at www.nanthealth.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding topics such as the company’s financial status and performance, regulatory and operational developments, and other comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures
This news release contains references to Non-GAAP financial measures, including adjusted net loss and adjusted net loss per share, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. Other companies may define these measures in different ways. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. Non-GAAP per share numbers are calculated based on one class of common stock and do not incorporate the effects, if any, of using the two-class method.

About NantHealth, Inc.
NantHealth, a member of the NantWorks ecosystem of companies, provides leading solutions across the continuum of care for physicians, payors, patients and biopharmaceutical organizations. NantHealth enables the use of cutting-edge data and technology toward the goals of empowering clinical decision support and improving patient outcomes. NantHealth’s comprehensive product portfolio combines the latest technology in payor/provider platforms that exchange information in near-real time (NaviNet and Eviti), and molecular profiling services that combine comprehensive DNA & RNA tumor-normal profiling with pharmacogenomics analysis (GPS Cancer®). For more information, please visit www.nanthealth.com or follow us on Twitter, Facebook and LinkedIn.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. Risks and uncertainties include, but are not limited to: our ability to successfully integrate a complex learning system to address a wide range of healthcare issues; our ability to successfully amass the requisite data to achieve maximum network effects; appropriately allocating financial and human resources across a broad array of product and service offerings; raising additional capital as necessary to fund our operations; achieving significant commercial market acceptance for our sequencing and molecular analysis solutions; establish relationships with, key thought leaders or payers’ key decision makers in order to establish GPS Cancer as a standard of care for patients with cancer; our ability to grow the market for our Systems Infrastructure, and applications; successfully enhancing our Systems Infrastructure and applications to achieve market acceptance and keep pace with technological developments; customer concentration; competition; security breaches; bandwidth limitations; our ability to continue our relationship with NantOmics; our ability to obtain regulatory approvals; dependence upon senior management; the need to comply with and meet applicable laws and regulations; unexpected adverse events; clinical adoption and market acceptance of GPS Cancer; and anticipated cost savings. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our reports filed with the Securities and Exchange Commission.

FINANCIAL TABLES FOLLOW

NantHealth, Inc.
Consolidated Balance Sheets
(Dollars in thousands)

	March 31, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$47,478	$5,243
Accounts receivable, net	6,816	6,179
Related party receivables, net	657	823
Prepaid expenses and other current assets	3,680	19,341
Current assets of discontinued operation	—	6,327
Total current assets	58,631	37,913
Property, plant, and equipment, net	13,755	14,985
Goodwill	97,307	97,307
Intangible assets, net	49,838	51,848
Investment in related party	29,918	31,702
Related party receivable, net of current	1,274	1,108
Operating lease right-of-use assets	8,092	8,470
Other assets	2,144	1,818
Noncurrent assets of discontinued operation	—	21,336
Total assets	$260,959	$266,487

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$3,314	$3,377
Accrued and other current liabilities	17,033	31,988
Deferred revenue	5,523	7,098
Related party payables, net	4,552	4,120
Notes payable	—	238
Current liabilities of discontinued operation	—	10,680
Total current liabilities	30,422	57,501
Deferred revenue, net of current	1,148	1,129
Related party liabilities	25,931	24,227
Related party promissory note	112,666	112,666
Related party convertible note, net	8,994	8,864
Convertible notes, net	86,060	84,648
Operating lease liabilities	9,264	9,728
Other liabilities	20,065	23,211
Noncurrent liabilities of discontinued operation	—	1,649
Total liabilities	294,550	323,623

Stockholders' deficit
Common stock, $0.0001 par value per share, 750,000,000 shares authorized; 110,619,678 and 110,619,678 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	11	11
Additional paid-in capital	890,623	889,955
Accumulated deficit	(923,819)	(946,884)
Accumulated other comprehensive loss	(406)	(218)
Total stockholders' deficit	(33,591)	(57,136)
Total liabilities and stockholders' deficit	$260,959	$266,487

NantHealth, Inc.
Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Total net revenue	$18,180	$20,209

Total cost of revenue	7,196	10,261
Gross Profit	10,984	9,948

Operating Expenses
Selling, general and administrative	12,427	15,324
Research and development	3,550	3,850
Amortization of acquisition-related assets	867	1,054
Total operating expenses	16,844	20,228

Loss from operations	(5,860)	(10,280)
Interest expense, net	(4,657)	(4,414)
Other income (expense), net	3,454	(2,505)
Loss from related party equity method investment	(1,784)	(2,210)
Loss from continuing operations before income taxes	(8,847)	(19,409)
Provision for income taxes	93	226
Net loss from continuing operations	(8,940)	(19,635)
Income (loss) from discontinued operations, net of tax	32,005	(288)
Net income (loss)	$23,065	$(19,923)

Basic and diluted net income (loss) per share
Continuing operations - common stock	$(0.08)	$(0.18)
Discontinued operations - common stock	$0.29	$—
Total net income (loss) per share - common stock	$0.21	$(0.18)

Weighted average shares outstanding
Basic and diluted - common stock	110,619,780	109,904,336

NantHealth, Inc.
Supplemental Revenue Schedule
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue:
Software-as-a-service related	$18,121	$17,802
Total software-related revenue	18,121	17,802
Sequencing and molecular analysis	59	814
Home health care services	—	1,593
Total net revenue	$18,180	$20,209

Cost of Revenue:
Software-as-a-service related	$5,701	$5,708
Maintenance	—	70
Amortization of developed technologies	1,143	1,233
Total software-related cost of revenue	6,844	7,011
Sequencing and molecular analysis	352	2,427
Home health care services	—	823
Total cost of revenue	$7,196	$10,261

NantHealth, Inc.
Non-GAAP Net Loss from Continuing Operations and
Non-GAAP Net Loss Per Share from Continuing Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net loss from continuing operations	$(8,940)	$(19,635)
Adjustments to GAAP net loss from continuing operations:
Loss from related party equity method investment	1,784	2,210
Stock-based compensation expense from continuing operations	732	625
Change in fair value of derivatives liability	5	—
Change in fair value of Bookings Commitment	(3,128)	2,494
Noncash interest expense related to convertible notes	1,542	1,357
Intangible amortization from continuing operations	2,010	2,287
Securities litigation costs	(103)	—
Tax provision resulting from certain noncash tax items	—	111
Total adjustments to GAAP net loss from continuing operations	2,842	9,084
Net loss from continuing operations - Non-GAAP	$(6,098)	$(10,551)

Weighted average shares outstanding	110,619,780	109,904,336

Net loss per share from continuing operations - Non-GAAP	$(0.06)	$(0.10)

Reconciliation of Net Loss per Common Share from Continuing Operations to Net Loss per Common Share from Continuing Operations - Non-GAAP
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net loss per common share from continuing operations	$(0.08)	$(0.18)
Adjustments to GAAP net loss per common share from continuing operations:
Loss from related party equity method investment	0.01	0.02
Stock-based compensation expense from continuing operations	0.01	0.01
Change in fair value of derivatives liability	—	—
Change in fair value of Bookings Commitment	(0.03)	0.02
Noncash interest expense related to convertible notes	0.01	0.01
Intangible amortization from continuing operations	0.02	0.02
Securities litigation costs	—	—
Tax provision resulting from certain noncash tax items	—	—
Total adjustments to GAAP net loss per common share from continuing operations	0.02	0.08
Net loss per common share from continuing operations - Non-GAAP	$(0.06)	$(0.10)